Exhibit 10.14
Exhibit A-2 to NSO Agreement with Kevin K. Sidow
PLEDGE AND SECURITY AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT is made as of March 22, 2005 between Kevin K. Sidow (“Purchaser”) and St. Francis Medical Technologies, Inc., a Delaware corporation (the “Company”).
     Whereas the Company has loaned to Purchaser the sum of $827,475.00 which Purchaser has used to purchase 1,275,000 shares of Common Stock of the Company, and Purchaser has executed and delivered to the Company a Promissory Note evidencing such loan, hereinafter called the “Note”; and
     Whereas Purchaser has agreed to pledge said stock with the Company as security for the payment of the Note;
     N o w, T h e r e f o r e, the parties agree as follows:
     1.   Purchaser hereby delivers to the Company certificates for 1,275,000 shares of Common Stock of the Company, together with two Assignments Separate from Certificate signed by Purchaser. Purchaser hereby pledges said stock as security for the payment of the Note. In the event of default in payment of the Note, Purchaser hereby appoints the Company as Purchaser’s true and lawful attorney to take such action as may be necessary or appropriate to cause said stock to be transferred into the name of the Company, or to any purchaser thereof.
     2.   The Company agrees to hold said stock as security for the payment of the Note and interest thereon as therein provided, and the Company shall not at any time dispose of said stock or encumber same, except as otherwise provided herein.
     3.   At all times while the Company is holding said stock as security hereunder, the Company shall (i) collect all dividends declared thereon and shall credit the same against principal and interest of the Note, as part payment thereon, and (ii) collect and hold any other securities and/or other property distributed on account of such stock, all of which shall be pledged to the Company hereunder.
     4.   While the Company holds said stock as security hereunder, Purchaser shall have the right to vote the same at all meetings of the stockholders of the Company, so long as Purchaser is not in default in the performance of any of the terms of this Agreement, or in the payments due under the Note.
     5.   Upon repayment of the balance of the Note and all interest and other charges due thereon, the Company shall redeliver to Purchaser the certificates for said stock, and the Assignment forms.
     6.   In the event Purchaser shall fail to perform any of the terms of this Agreement, or fail to make payments when due under the Note as therein required, the Company shall have all the rights and remedies of a creditor and secured party at law and in equity, including the rights and remedies provided under the California Uniform Commercial Code, and without limiting the foregoing, the Company may, after ten days’ prior written notice to Purchaser by certified mail at Purchaser’s residence or business address, sell any or all of the stock pledged hereunder in such manner and for such price as the Company may determine, and out of the proceeds of such sale the Company may retain an amount sufficient to pay the principal and interest then due on the Note, together with expenses of the sale and reasonable attorneys’ fees, and the Company shall pay the balance of said proceeds, if any, to Purchaser. At any bona fide sale which qualifies as a public sale under the California Uniform Commercial Code, the Company may (if the Company is the highest bidder) purchase all or any part of said stock at such price as the Company deems proper. Purchaser shall be liable for any deficiency remaining following exercise by the Company of its rights hereunder.
     7.   Provided Purchaser has not failed to perform on a timely basis any of Purchaser’s obligations under the Note or this Agreement, the Company will release the shares from pledge hereunder upon payment in full of the Note plus all accrued but unpaid interest.
     8.   This Agreement shall be governed by the laws of the State of California, without regard to its choice of laws principles, and shall be construed in accordance therewith.

     IN WITNESS WHEREOF, the parties have hereunto set their hands as of the day and year first above written.

PURCHASER

/s/ Kevin K. Sidow

Name: Kevin K. Sidow

ST. FRANCIS MEDICAL TECHNOLOGIES, INC.

By	/s/ Michael A. Bates
Michael A. Bates
Chief Financial Officer and Treasurer